Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 22, 1998, included in the Annual Report (Form 10-K) of ACG Holdings, Inc. (formerly Sullivan Communications, Inc.) that is made a part of the Post-Effective Amendment No. 4 to the Registration Statement (Form S-1, No. 33-97090) and related Prospectus of ACG Holdings, Inc. for the registration of $185,000,000 of its 12 3/4 percent Senior Subordinated Exchange Notes Due 2005.


                                             /s/ Ernst & Young LLP

Nashville, Tennessee
July 1, 1998